UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2022

HGR Liquidating Trust
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-53964

Maryland	85-6328984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

845 Texas Avenue
Suite 3300
Houston, Texas	77002-1656
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As described in the Current Report on Form 8-K filed by HGR Liquidating Trust, a Maryland statutory trust (the "Trust"), on July 7, 2020, pursuant to an Agreement and Declaration of Trust, on June 30, 2020 (the “Trust Agreement”), Hines Global REIT, Inc. transferred all of its assets and liabilities to the Trust and received units of beneficial interest in the Trust (the “Units”) equal to the number of shares of Hines Global REIT, Inc.'s common stock outstanding as of June 30, 2020 (the "Transition"). Immediately thereafter, Hines Global REIT, Inc. distributed the Units pro rata to its stockholders such that one Unit was distributed for each share of Hines Global REIT, Inc.’s common stock and all stockholders of Hines Global REIT, Inc. became unitholders and beneficiaries of the Trust. Accordingly, all references to "the Company," "we" and "our" in this Current Report on Form 8-K, mean Hines Global REIT, Inc. for periods prior to the Transition and mean the Trust for periods subsequent to the Transition.

Item 7.01 Regulation FD Disclosure.

On October 4, 2022, the Company distributed an email to financial advisors with clients that are investors in the Company, informing them of the Company's expectations with respect to the final special distribution described below. A copy of such communication is furnished herewith as Exhibit 99.1. Additionally, a copy of the Company’s letter to its investors regarding the final special distribution and the completion of the dissolution and winding down of the Company is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Item 8.01 Other Events.

Final Special Distribution

The board of trustees of the Trust (the "Board"), authorized the Trust to declare the final special distribution on the Trust's Units, in an amount equal to approximately $0.03 per Unit, payable to the Trust’s unitholders of record at the close of business on October 18, 2022. This final special distribution will be paid in cash on or around October 20, 2022 and will be designated by the Trust as a return of a portion of the unitholders’ invested capital and, as such, will reduce the unitholders’ remaining investment in the Trust.

After this special distribution is paid on or about October 20, 2022, the Company will have paid aggregate special distributions, including return of invested capital distributions and liquidating distributions, of approximately $9.50 per share/Unit between January 2018 and October 2022. These special distributions reduced investors’ remaining investment.

In addition to the $9.50 of special distributions, the Company paid $5.64 of regular operating distributions per share/Unit since the inception of the Company, for a combined total of $15.14 in aggregate distributions per share/Unit paid to investors since inception. The amount of regular operating distributions received by each investor depends on when the investment was made and will be lower for those who invested after inception.

Dissolution and Winding Down of the Trust

Further, the Company anticipates that promptly following the payment of the final special distribution, the Company will transfer ownership of Hines Global REIT Properties, LP to Hines Global REIT Investor Limited Partnership, an affiliate of the Company's sponsor. Following this transfer, winding down of the Company will be considered to be complete and the Trust will be terminated in accordance with Sections 4.1 and 5.7 of the Trust Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Email to Financial Advisors, dated October 4, 2022
99.2	Letter to Investors, dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected timing and amount of the final special distribution and the completion of the winding down of the Company's operations. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the liquidation and dissolution. For a further list and description of risks and uncertainties, see the reports filed by the Company with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date of this report. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HGR Liquidating Trust

October 4, 2022	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Secretary